NOTICE OF GUARANTEED DELIVERY
               For Tender of 9% Senior Subordinated Notes due 2007
                                       of
                         Sinclair Broadcast Group, Inc.

     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for Sinclair Broadcast Group, Inc.'s 9% Senior Subordinated Noted due 2007 are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus.


                             The Exchange Agent is:

                            FIRST UNION NATIONAL BANK


      By Mail, Hand or Overnight Delivery:
          First Union National Bank            By Facsimile Transmission
          Corporate Trust Department                (704) 590-7628
       1525 W. W.T. Harris Blvd. - 3C3
          Charlotte, N.C. 28262-1153           To Confirm By Telephone:
             Attn: Michael Klotz             Michael Klotz: (704) 590-7408

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Sinclair Broadcast Group, Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the Prospectus dated , 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Principal Amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."


Signature(s)___________________________    Address(es)__________________________
            ___________________________               __________________________
                                                                       Zip Code
Name(s) of Record Holder(s)
_______________________________________    Area Code and Tel. No.(s)____________
_______________________________________
Please Type or Print                       Date ______________________, 1997
Aggregate Principal Amount Tendered____    If Old Notes will be tendered by
                                           book-entery transfer, provide the DTC
                                           account number:
Share Certificate No.(s). (If available)
_______________________________________    ____________________________________
_______________________________________


               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED



                                    GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Notes tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


_____________________________________       ____________________________________
  Name of Firm                              Authorized Signature

_____________________________________       Name________________________________
  Address                                         Please Type or Print

_____________________________________       Title_______________________________
  Zip Code

Area Code and Tel. No._______________
                                            Dated_________________________, 1997


 NOTE: DO  NOT  SEND  OLD  NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
       SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.